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                                   PHYTOTECH, INC.

                                  STOCK OPTION PLAN

SECTION 1.  PURPOSE.

          Phytotech, Inc. (the "Company") depends for the successful conduct of its business, on the initiative, effort and judgment of the officers, managerial employees, scientific staff, and outside consultants of the Company and its subsidiaries. The purpose of this Incentive Stock Option Plan (the "Plan") is to motivate such officers, managerial employees, and outside consultants to remain in the service of the Company and its subsidiaries and to enable the Company and its subsidiaries to attract and retain new officers, managerial employees, scientific staff, and consultants.

SECTION 2.  DEFINITIONS.

          As used in this Incentive Stock Option Plan the following terms have the meanings stated in this Section 2. The singular includes the plural, and the masculine gender includes the feminine and neuter genders, and vice versa, as the context requires. The word "person" includes any natural person and any corporation, firm, partnership or other form of association.

          "AWARD DATE" means the date on which a Stock Option is granted as specified by the Board.

          "BOARD" means the Board of Directors of the Company.

          "CODE" means the Internal Revenue Code of 1986, as it may be amended from time to time.

          "COMMITTEE" means a committee of three or more members of the Board, to which the Board has delegated the authority to administer the Plan under
Section 3.

          "COMMON STOCK" means no par common stock of the Company.

          "COMPANY" means Phytotech, Inc.

          "DIRECTOR" means a member of the Board.

          "DISABILITY" means a permanent and total disability as defined in
Section 422 of the Code.

          "DISINTERESTED PERSON" means a person who is not eligible to receive Stock Options under the Plan nor any

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substantially similar incentives under any other plan of the Company or any member of the Group and who has not been so eligible for at least one year before that person exercises discretion in administering the Plan.

          "EXERCISE DATE" means the date on which the Company receives a notice of the exercise of a Stock Option, which notice meets the requirements of this Plan.

          "FAIR MARKET VALUE" for purposes of valuing Common Stock shall be determined as follows:

          (i) If the Common Stock is principally traded on an exchange or market in which prices are reported on a bid and asked basis, the mean between the bid and the asked price for the Common Stock at the close of trading on the date of grant;

          (ii) If the Common Stock is principally traded on a national securities exchange, the closing price of the Common Stock on the date of grant; and

          (iii) If the Common Stock is neither traded on the over-the-counter market nor listed on a national securities exchange, such value as the Board, in good faith, shall determine.

          "GROUP" means the Company, each parent corporation to the Company, and each of the Company's subsidiaries, as these terms are defined in Section 424 of the Code.

          "IN TANDEM" means that two Stock Options are related to each other such that, the number of shares subject to the first Stock Option is reduced by the number of shares for which the second Stock Option is exercised, and the number of shares subject to the second Stock Option is reduced by the number of shares for which the first Stock Option is exercised. As provided in Section
5.02 hereof, no Stock Options hereunder shall be issued In Tandem.

          "INCENTIVE STOCK OPTION" means a stock option intended to qualify as an incentive stock option under Section 422 of the Code.

          "NON-STATUTORY STOCK OPTION" means any Stock Option other than an Incentive Stock Option.

          "PARTICIPANT" means an individual to whom a Stock Option has been awarded hereunder.

          "PLAN" means this Stock Option Plan of the Company.


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          "QUALIFIED PERSON" means a Participant's legal guardian or legal representative or a deceased Participant's heir or legatee who has a legal right to or in respect of a Stock Option of that Participant.

          "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as it may be amended from time to time.

          "SHARE" means a share of Common Stock.

          "STOCK OPTION" means an Incentive Stock Option or a Non-Statutory Stock Options.

          "STOCK OPTION AGREEMENT" shall have the meaning set forth in Section 9.01.


SECTION 3.  ADMINISTRATION.

          3.01. ADMINISTRATIVE BODY. Subject to Section 3.02, the Plan shall be administered by the Board or the Committee. The Board may in its sole discretion, but subject to Section 3.02, delegate the authority to administer the Plan to the Committee. If the Committee has been delegated the authority to administer the Plan, all references to the Board in this Plan (except in this Section 3.01, Section 3.02 and Section 10) shall mean and refer to the Committee.

          3.02. PUBLIC COMPANY. If any member of the Group has any stock registered under Section 12 of the Securities Exchange Act, this Section 3.02 shall apply. Unless Directors constituting a majority of the Board are Disinterested Persons, the Board shall delegate the authority to administer the Plan to a Committee of three or more Directors each of whom is a Disinterested Person. Directors who are not Disinterested Persons may vote on any matter affecting the administration of the Plan or the granting of Stock Option; provided, however, that no Stock Option may be granted to a Director except by
(a) the Committee, at a time when all of its members are Disinterested Persons, or (b) the Board, at a time when Directors constituting the majority of the Board, and the majority of the Directors voting on the grant, are Disinterested Persons.

          3.03. AUTHORITY. Subject to applicable law and the terms of the Plan, the Board shall have plenary authority to (a) award Stock Options under the Plan, (b) set the terms, conditions and restrictions of the Stock Options, their exercise and all related rights, (c) accelerate the date on which a previously granted Stock Option may be exercised, (d) prescribe the form of


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agreements awarding and governing the Stock Options as provided in Section 9.01,
(e) interpret the Plan, (f) establish any rules or regulations relating to the Plan and (g) make all other determinations for the proper administration of the Plan. Terms, conditions and restrictions of Stock Options may vary from Participant to Participant and from award to award. The Board's decisions on matters relating to the Plan shall be final and conclusive on the Group and the Participants and their respective successors, assigns, transferees, heirs and representatives.

SECTION 4.  ELIGIBILITY.

          4.01. DESIGNATION OF INDIVIDUALS ELIGIBLE TO PARTICIPATE. All employees of any member of the Group (including officers and directors) are eligible to receive Incentive Stock Options under the Plan. All employees of any member of the Group and consultants who are not employees of a member of the Group but who perform substantial services for a member of the Group are eligible to receive Non-Statutory Stock Options under the Plan.

          4.02. PARTICIPANTS. The Board may consider any factor in selecting Participants and in determining the type and amount of their Stock Options, including, but not limited to, (a) the current or anticipated financial condition of the Group, (b) the contributions by the Participant to the Group and (c) the other compensation provided to the Participant. The Board's award of a Stock Option to a person in any year shall not require the Board to award any Stock Option to that person in any other year.

SECTION 5.  TYPES OF STOCK OPTIONS.

          5.01. Except as otherwise provided in Section 5.02, Stock Options may be granted in any one or any combination of the following forms:

          (a)  Non-Statutory Stock Options as described in Section 7 hereof.

          (b)  Incentive Stock Options as described in Section 8 hereof.

          5.02. No Stock Option shall be issued In Tandem with any other Stock Option.

SECTION 6.  AGGREGATE LIMITATION ON STOCK OPTIONS.

          6.01. The aggregate number of shares of Common Stock available for grant under the Plan is one million, subject


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to adjustment pursuant to Section 6.02 and Section 10.05.  Of such amount, the aggregate number of shares of Common Stock available for grant as an Incentive Stock Option under the Plan is one million.

          6.02. EXPIRATION AND CANCELLATION. If a Stock Option granted under the Plan expires, is terminated or is otherwise cancelled before exercise, that Stock Option and the related Shares shall not apply toward the limits provided in Section 6.01. If Shares issued or awarded under this Plan are forfeited, cancelled, terminated or reacquired by the Company, those forfeited, cancelled, terminated or reacquired Shares, shall not apply toward the limits provided in Section 6.01 and shall be available immediately for the grant of Stock Options.

          6.03. MAINTENANCE OF STOCK. Shares issued under the Plan shall be authorized and unissued shares of treasury stock. The Company shall always maintain the number of such Shares at least equal to a number of Shares for which Stock Options have been granted and remain outstanding and unexercised.

SECTION 7.  NON-STATUTORY STOCK OPTIONS.

          7.01. Non-Statutory Stock Options may be granted under the Plan for the purchase of shares of Common Stock. Non-Statutory Stock Options shall be in such form and upon such terms and conditions as the Board shall from time to time determine, subject to the following conditions:

          (a) EXERCISE. Non-Statutory Stock Options shall be subject to such terms and conditions, shall be exercisable at such time or times, and shall be evidenced by such form of written option agreement ("Non-Statutory Stock Option Agreement") as provided in Section 9.01 between the Participant and the Company, as the Board shall determine; provided, that such determinations are not inconsistent with the other provisions of the Plan. Non-Statutory Stock Option Agreements need not be identical.

          (b) EXERCISE PRICE. The per share exercise price of each Non-Statutory Stock Option shall be fixed by the Board in the Non-Statutory Stock Option Agreement, but shall not be less than 85% of the fair market value of the Common Stock subject to such Non-Statutory Stock Option on the date of grant.

          (c) TERM OF STOCK OPTIONS. Each Non-Statutory Stock Option shall become exercisable at the time, and for the number of shares of Common Stock, fixed by the Board in the Non-Statutory Stock Option Agreement. Each Non-Statutory Stock Option shall expire and all rights to purchase Common Stock


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thereunder shall cease on the date fixed by the Board in the Non-Statutory
Option Agreement, which shall not be later than the date ten (10) years from the date such Stock Option is granted.

          7.02. CONDITIONS OF GRANT. The Board in its discretion, may, as a condition to the grant of a Non-Statutory Stock Option, require a Participant who is the recipient of such Non-Statutory Stock Option to enter into one or more agreements with the Company on or prior to the date of grant of such Non-Statutory Stock Option which agreements may be included in one document as part of the Non-Statutory Stock Option Agreement described in Sections 7.01(a) and 9.01 hereof.

          7.03. (a) EFFECT OF A CHANGE IN CONTROL. Upon the occurrence of a Change in Control as defined in paragraph (b) of this Section 7.03 the Board may, in its discretion, revise, alter, amend or modify any Non-Statutory Stock Option Agreement with a Participant and any then outstanding and unexercised Non-Statutory Stock Options granted to a Participant, in any manner that it deems appropriate, including, but not limited to, either of the following respects:

               (1) The Non-Statutory Option may be deemed to pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to the unexercised portion of the Non-Statutory Option would be entitled if he or she actually owned such shares immediately prior to the record date or other time any such event became effective; and

               (2) The dates upon which outstanding and unexercised Non-Statutory Stock Options may be exercised may be advanced (without regard to installment exercise limitations, if any).

          If the Board believes that any such Change in Control event is reasonably likely to occur, the Board may so revise, alter, amend or modify any Non-Statutory Stock Option Agreement as set forth above at any time before and contingent upon the consummation of such an event.

          (b) CHANGE IN CONTROL. (1) For the purposes of this Plan, a "change in control of the Company" (a "Change in Control") shall mean the occurrence of an event of a nature that should be required to be reported in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); PROVIDED, HOWEVER, that a Change in Control shall, in any event, conclusively be deemed to have occurred upon the first to occur of either of the following events:


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               (A)  the beneficial ownership at any time hereafter by any person, as defined herein, of capital stock of the Company, constitutes 50 percent or more of the general voting power of all of the Company's outstanding capital stock; or

               (B) individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Board" generally and as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a Director subsequent to the date hereof whose election, or nomination for election, by the Company's shareholders, was approved by a vote of at least three-quarters of the Directors comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board.

          (2) Notwithstanding anything in the foregoing paragraph (b)(1) to the contrary, no Change in Control shall be deemed to have occurred for the purposes of this Plan by virtue of a sale to underwriters or private placement of its capital stock by the Company, nor any acquisition by the Company, through merger, purchase of assets or otherwise, effected in whole or in part by issuance or reissuance of shares of its capital stock.

          (3) For the purposes of this Section 7.03, the following definitions shall apply:

               (A) The term "person" shall mean any individual, group, corporation or other entity;

               (B) Any person shall be deemed to be the beneficial owner of any shares of capital stock of the Company;


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               (i)   which that person owns directly, whether or not of record,
          or

               (ii) which that person has the right to acquire pursuant to any agreement or understanding or upon exercise of conversion rights, warrants, or options, or otherwise, or

               (iii) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (ii) above), by an "affiliate" or "associate" (as defined in the rules of the Securities and Exchange Commission under the Securities Act of 1933, as amended) of that person, or

               (iv) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (ii) above), by any other person with which that person or his "affiliate" or "associate" (defined as aforesaid) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of capital stock of the Company;

               (v) The outstanding shares of capital stock of the Company shall include shares deemed owned through application of clauses
          (B)(ii), (iii) and (iv) above, but shall not include any other shares which may be issuable pursuant to any agreement or upon exercise of conversion rights, warrants or options, or otherwise, but which are not actually outstanding.


SECTION 8.  INCENTIVE STOCK OPTIONS.

          8.01. COMPLIANCE WITH CODE SECTION 422. It is intended that Incentive Stock Options granted under the Plan shall constitute Incentive Stock Options within the meaning of Section 422 of the Code. Incentive Stock Options may be granted under the Plan for the purchase of shares of Common Stock. Incentive Stock Options shall be in such form and upon such conditions as the Board shall from time to time determine, subject to the requirements of this
Section 8. Each Incentive Stock Option Agreement referred to in Section 9.01 shall contain or be deemed to contain all provisions required in order to


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qualify those Stock Options as Incentive Stock Options under Section 422 of the
Code, and the provisions of this Plan shall be interpreted and construed to effect such treatment under that Section.

          8.02. LIMITATIONS ON AMOUNTS. The aggregate Fair Market Value on the Award Date of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all Stock Option Agreements with the Group) shall not exceed ONE HUNDRED THOUSAND DOLLARS ($100,000).

          8.03. TIME OF GRANT. All Incentive Stock Options must be granted within ten (10) years from the date on which the Plan is adopted by the Board.

          8.04. TERMS OF OPTIONS. No Incentive Stock Option shall be exercisable prior to the date one (1) year, or after the date ten (10) years, from the date such Incentive Stock Option is granted.

          8.05. (a) OPTION PRICE. Except as provided in paragraph (b) hereof, the option price for each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Shares subject to the option on the Award Date of that Incentive Stock Option.

               (b) SPECIAL RULE FOR TEN PERCENT SHAREHOLDERS. No Incentive Stock Option shall be granted to any Participant who, at the time that option is granted, owns (within the meaning of Section 422 of the Code) stock having more than 10% of the total combined voting power of all classes of stock of the Company or any member of the Group, unless the option price is equal to at least 110% of the Fair Market Value of the Shares subject to the option on the Award Date and the option is not exercisable later than five years from the Award Date.

SECTION 9.  PROCEDURES APPLICABLE TO THE GRANT AND EXERCISE OF STOCK OPTIONS.

          9.01. STOCK OPTION AGREEMENTS. The terms of each Stock Option shall be stated in an agreement between the Company and the Participant in a form approved by the Board. The Participant must execute and deliver the agreement to the Company as a condition to the effectiveness of the Stock Option. The Board may also determine to enter into agreements with holders of options to reclassify or convert certain outstanding options, within the terms of the Plan, as Incentive Stock Options or as Non-Statutory Stock Options. All such agreements may contain all terms and conditions as the Board considers advisable that are


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not inconsistent with the Plan, including, but not limited to, transfer restrictions, rights of first refusal, forfeiture provisions, representations and warranties of the Participant and provisions to ensure compliance with all applicable laws, regulations and rules and compliance with the terms of this Plan.

          9.02.     EFFECTS OF TERMINATION OF EMPLOYMENT OR DEATH.

          (a) STOCK OPTION AGREEMENT PROVISIONS. Each Stock Option Agreement shall include such provisions as the Board may determine for the exercise and termination of the Stock Option, the rights thereunder, the forfeiture thereof and the rights of the Company to repurchase or convert into non-voting or other Shares the Shares acquired thereunder in each case, if the Participant ceases to be an employee of the Company or any member of the Group for any reason. An employee's employment shall be deemed to have terminated when the Company gives the employee notice of termination or receives a notice of termination from the employee, irrespective of the subsequent payment of salary, wages or severance or other benefits. The Board's determination whether leave of absence (whether or not by approval of the Company or by reason of military or governmental service) constitutes termination of employment for purposes of the Plan shall be binding and conclusive.

          (b) TERMINATION OF EMPLOYMENT FOR REASONS OTHER THAN DEATH OR DISABILITY. A Stock Option right shall expire on the first to occur of the following:

               (1)  The tenth anniversary of the date of the grant thereof;

               (2) The expiration date set forth in the applicable Stock Option Agreement; or

               (3) Within three months following the date that the employment of the Participant with the Company terminates for any reason other than death or disability.

          (c) TERMINATION OF EMPLOYMENT BY REASON OF DEATH OR DISABILITY. If the employment of a Participant with the Company terminates by reason of Disability as determined by the Board or by reason of death, his or her Stock Options shall expire on the first to occur of the following:

               (1)  The tenth anniversary of the date of the grant thereof;


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               (2)  The expiration date set forth in the applicable Stock Option
Agreement; or

               (3)  the first anniversary of such termination of employment.

          9.03. EXERCISE. A Stock Option may be exercised, in whole or in part, by giving written notice to the Company (Attention: Chief Financial Officer) at its principal office or to such transfer agent as the Company may designate. The notice shall identify the Stock Option being exercised and shall contain such other information and terms as the Board may require. The notice shall be accompanied by full payment of the purchase price for the Shares (a) in United States dollars in cash or by certified check, (b) at the discretion of the Board, by delivery of previously acquired Shares having a Fair Market Value equal on the date of exercise to the cash exercise price of the Stock Option, or
(c) at the discretion of the Board, by a combination of (a) and (b) above. As soon as practicable after receipt of the written notice, the Company shall deliver to the person exercising the Stock Option the one or more certificates for the Shares, which certificates shall be placed in escrow as provided in
Section 9.04.

          9.04.     ESCROW.   Each certificate of Common Stock issued in respect
of a Stock Option shall be registered in the name of the Participant and deposited by him in escrow, together with a stock power endorsed in blank with the Company. Unless and until forfeited as provided herein, the Participant shall be entitled to vote all shares of Common Stock evidenced thereby and to receive all cash dividends with respect thereto. All other distributions with respect to such shares of Common Stock, including but not limited to, shares received as a result of a stock dividend, stock split, combination of shares or otherwise and any distribution of the property or assets of the Company shall be retained by the Company in escrow, or, if delivered to the Participant, the Participant will deposit such distribution with the Company in escrow, as aforesaid.

          9.05. CERTIFICATES. Each certificate of Common Stock issued pursuant to a Stock Option shall bear the following (or similar) legend:

          "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the Stock Option Plan of Phytotech, Inc. (the "Corporation") and an Agreement entered into between the registered owner and the Corporation. A


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          copy of such Plan and Agreement is on file in the
          office of the Secretary of the Corporation."

          9.06. REDELIVERY. Shares of Common Stock subject to a Stock Option which have vested and are no longer forfeitable pursuant to the Plan and the applicable Stock Option Agreement between the Participant and the Company, and which have been deposited in escrow with the Company pursuant to Section
9.04 of the Plan, shall be redelivered by the Company to the Participant (or his Qualified Person) promptly after becoming vested and non-forfeitable; provided, however, that the Company shall be under no obligation to redeliver such shares to a Participant until the Participant has paid or caused to be paid all taxes required to be withheld pursuant to applicable law with respect to the issuance of the shares of Common Stock.

          9.07. OTHER CONDITIONS. At its sole discretion, the Board may impose additional or other conditions on Stock Options, provided that such conditions are not inconsistent herewith. The grant of Stock Options and issuance of shares of Common Stock pursuant to any Stock Option shall be subject to the condition that if at any time the Board shall determine, in its discretion, that the registration, qualification or listing of such Stock Options or shares of Common Stock under any state or federal law or upon any securities exchange, or the consent or approval of any government regulatory authority or evidence of the investment intent of the Participant, is necessary or desirable as a condition to the granting of such Stock Option or the issuance of such shares, such Stock Option or issuance may not be made, in whole or in part, unless and until such registration, qualification, listing, consent or compliance, or evidence thereof, shall have been effected or obtained free of any conditions not acceptable to the Board. Without limiting the foregoing, the Board may impose such restrictions on the transferability of shares issued pursuant to an Award as may be necessary to ensure compliance with all applicable securities laws.

          9.08. NOTICES. Every direction, revocation or notice authorized or required by the Plan shall be deemed delivered to the Company (1) on the date it is personally delivered to the Secretary of the Company at its principal executive offices or (2) three business days after it is sent by registered or certified mail, postage prepaid, addressed to the Secretary at such offices, and shall be deemed delivered to an optionee (1) on the date it is personally delivered to him or her or (2) three business days after it is sent by registered or certified mail, postage prepaid, addressed to him or her at the last address shown for him or her on the records of the Company.


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          SECTION 10.  GENERAL.

          10.01. EFFECTIVE DATE. This Plan was adopted by the Board as of July 15, 1994. The Plan is effective subject to (a) its approval by the affirmative vote of the holders of a majority of the stock of the Company represented and entitled to vote at a duly convened meeting of its stockholders or (b) the unanimous written consent of the holders of the stock of the Company. Unless so approved within one year of the Plan's adoption by the Board, the Plan shall not be effective for any purpose and shall be null and void. Before that approval by the shareholders, the Board may award Stock Options; provided, however, that no Stock Option may be exercised before that approval. If that approval is not received within one year, then those previously awarded Stock Options shall be of no effect and shall be null and void.

          10.02. DURATION. Unless the Plan is terminated earlier, the Plan shall terminate 10 years from the date on which the Plan is adopted by the Board. No Stock Option or other rights under the Plan shall be granted thereafter. The Board, without further approval of the Company's stockholders, may at any time before that date terminate the Plan. After termination of the Plan, no further Stock Options may be granted under the Plan. Stock Options granted before any termination shall continue to be exercisable in accordance with the terms of the Stock Option.

          10.03. NON-TRANSFERABILITY OF STOCK OPTIONS. No Stock Option may be sold, transferred, pledged, assigned, encumbered or otherwise disposed of by a Participant or any Qualified Person (except, in the event of that person's death, as provided by will or the laws of descent and distribution to the limited extent provided in the Plan or in the applicable Stock Option Agreement). The Company shall not be required to recognize any attempted disposition by any Participant or Qualified Person. During a Participant's lifetime, a Stock Option may be exercised only by him or her or by his or her Qualified Person. After a Participant's death, the Stock Option may be exercised only by the Participant's Qualified Person.

          10.04. COMPLIANCE WITH LAW. The Company may determine, in its sole discretion, that it is necessary or desirable to list, register or qualify (or to update any listing, registration or qualification of) any Stock Option or the Shares issuable or issued under any Stock Option of this Plan on any securities exchange or under any federal or state securities law, or to obtain consent or approval of any governmental body as a condition of, or in connection with, the award of any Stock Option, the issuance of Shares under any Stock Option or this


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Plan, or the removal of any restrictions imposed on such Shares.   If the
Company makes such a determination, the Stock Option shall not be awarded or the Shares shall not be issued or the restrictions shall not be removed, as applicable, in whole or in part, unless and until the listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. The Company's obligation to sell or issue Shares under a Stock Option is subject to compliance with all applicable laws and regulations. The Board, in its sole discretion, shall determine whether the sale and issuance of Shares hereunder is in compliance with all applicable laws and regulations.

          10.05. ADJUSTMENT. If the outstanding Shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of securities of the Company or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split, combination of securities or dividend payable in corporate securities, then an appropriate adjustment shall be made by the Board in the number, kind and/or price of Shares for which Stock Options may be granted under the Plan.
In addition, the Board shall make appropriate adjustment in the number, kind and/or price of Shares as to which outstanding Stock Options, or portions
thereof then unexercised, shall be exercisable.   In the event of any such
adjustment, the exercise price of any Stock Option, the performance objectives, restrictions or other terms and conditions of any Stock Option and the Shares issuable under any Stock Option shall be adjusted as and to the extent appropriate, in the sole and absolute discretion of the Board, to provide each Participant with substantially the same relative rights before and after such adjustment to the extent practical.

          10.06. WITHHOLDING. Upon the exercise of any Stock Option, the Company shall have the right to require the optionee to remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for shares of Common Stock. Upon the disposition of any Common Stock acquired by the exercise of a Stock Option, the Company shall have the right to require the optionee to remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements as a condition to the registration of the transfer of such Common Stock on its books. Whenever under the Plan, payments are to be made by the Company in cash or by check, such payments shall be net of any amounts sufficient to satisfy all federal, state and local withholding tax requirements.

          10.07. NO RIGHT TO CONTINUED EMPLOYMENT. No Participant under the Plan shall have any right to continue in


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

the employ of the Company or any member of the Group for any period of time because of his or her participation in the Plan.

          10.08. NO RIGHT AS STOCKHOLDER. No Participant or Qualified Person shall have the rights of a stockholder with respect to the Shares covered by a Stock Option unless a stock certificate is issued to that person for the Shares. No adjustment shall be made for cash dividends or similar rights for which the record date is before the date on which such stock certificate is issued.

          10.09. AMENDMENT OF THE PLAN. The Board may amend the Plan from time to time in such respects as the Board deems advisable. No such amendment, however, shall (a) change or impair a Stock Option without the consent of the Participant or Qualified Person holding that Stock Option, or (b) without the prior approval of the Company stockholders (i) increase the limits provided in
Section 6.01 (except by adjustment under Section 10.05), (ii) change or expand the types of Stock Options that may be granted under the Plan, (iii) change the class of persons eligible to receive Stock Options under the Plan, (iv) materially increase either the benefits accruing to Participants under the Plan or the cost of the Plan to the Company, (v) effect a change relating to Incentive Stock Options granted hereunder which is inconsistent with Section 422 of the Code or regulations issued thereunder, or (vi) make any other change that requires approval of the Company stockholders under applicable law or to preserve the treatment of the Incentive Stock Options as such under Section 422 of the Code.

          10.10. CANCELLATION AND SUBSTITUTION OF OPTIONS. The Board may agree with a Participant to the cancellation of Stock Options in order to make such a Participant eligible for the grant of a replacement Stock Option at a lower price than the option to be cancelled; provided, however, that if the Stock Option is an Incentive Stock Option, the Company receives an opinion of counsel that such Incentive Stock Option qualifies as such under Section 422 of
the Code.   In the event of a merger or consolidation, or the acquisition by the
Company of property or stock of an acquired corporation or any reorganization or other transaction qualifying under Section 424 of the Code, the Board may, in accordance with the provisions of that section, substitute Stock Options under this Plan for options under the plan of the acquired corporation, provided that
(a) the excess of the aggregate Fair Market Value of the Shares subject to the option immediately after the substitution over the aggregate option price of such Shares is not more than the similar excess immediately before such substitution, and (b) the new option does not give the Participant or Qualified Person holding that Stock Option additional benefits.


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

          10.11. FRACTIONAL AND MINIMUM SHARES. In no event shall a fraction of a Share be purchased or issued under the Plan without Board approval. The Board may specify a minimum number of Shares for which each Stock Option must be exercised.

          10.12. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Shares under the Plan shall be used for general corporate purposes.

          10.13. OTHER INCENTIVES AND PLANS. Nothing in this Plan shall prohibit any member of the Group from establishing other employee incentives and plans.

          10.14. GOVERNING LAW. The validity and construction of the Plan and of each Agreement shall be governed by the laws of the State of New Jersey, excluding the conflict-of-laws principles thereof.





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